                                                                   EXHIBIT 3.1uu


                                                                           FILED
                                                                     SEP 10 1985
                                                                     JANE BURGIO
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                         UNIROYAL CHEMICAL COMPANY, INC.

     The undersigned, being over the ago of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify:

     FIRST:   The name of the corporation is UNIROYAL CHEMICAL COMPANY, INC.

     SECOND: The purpose for which the corporation is organized is to engage in any activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

     THIRD:   The aggregate number of shares which the corporation shall have authority to issue is 2,500 common shares, all of which shall be without nominal or par value.

     FOURTH: The address of the corporation's initial registered office is One Exchange Place, c/o First Jersey National Bank, Jersey City, New Jersey, 07303, and the name of the corporation's initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

     FIFTH:   The corporation shall have the power to indemnify every corporate agent to the full extent permitted by Section 14A: 3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, and as otherwise permitted by law.

     SIXTH:   The first board of directors shall consist of one director whose name and address is:

                         A.F. Ingulli
                         c/o Uniroyal, Inc.
                         Middlebury, Connecticut 06749

     The By-laws shall specify the number of directors other than the first board. Any directorship to be filled by reason of a vacancy, however caused, or by an increase in the number of directors shall be filled by the shareholders. One or more or all of the directors of the corporation may be removed with or without cause upon the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors.

     SEVENTH: The name and address of the incorporator is:

                         I.J. Krakower
                         c/o Uniroyal, Inc.
                         Middlebury, Connecticut 06749

     IN WITNESS WHEREOF, the undersigned has set his hand this 5th day of September 1985.

                                        /s/ I.J. Krakower
                                        ----------------------------------------
                                        I.J. Krakower